UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CAPSTONE TURBINE CORPORATION
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Special Reminder to Vote from Jayme Brooks

Dear Employees,

In July, information was sent to you about our upcoming Annual Meeting of Stockholders to be held on August 27, 2015. The following proposals will be voted on during the meeting:

1.              The election of eight members to Capstone’s Board of Directors.

2.              An amendment to Capstone’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our outstanding shares of Common Stock.

3.              An amendment to the Capstone Turbine Corporation 2000 Equity Incentive Plan.

4.              A non-binding advisory vote on executive compensation.

5.              Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

It is important that you vote your shares as soon as possible. Each and every vote is important in deciding the direction and goals of our Company and the Board of Directors is in favor of the proposals above.

Please take the time to participate in this election by following the instructions on the Voting Instruction Form that you received in the mail.  You may also contact E*Trade Employee Services Department at 1-800-838-0908 if you are unsure how to vote, require assistance, or have lost your Control Number.

Please go to https://www.proxyvote.com, review the proposals and cast your vote today!

Best regards,

Jayme